UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ARKO Corp.

(Exact name of registrant as specified in its charter)

Delaware	85-2784337
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

650 Fifth Avenue, Floor 10 New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.0001 par value	The NASDAQ Stock Market LLC

Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-248711

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of common stock, $0.0001 par value per share (the “ARKO Corp. Common Stock”), of ARKO Corp., a Delaware corporation, and warrants to purchase shares of ARKO Corp. Common Stock (the “Warrants”). The description of the ARKO Corp. Common Stock and Warrants set forth under the caption “Description of ARKO Corp.’s Securities” in the proxy statement/prospectus forming a part of the Registration Statement on Form S-4, as originally filed with the Securities and Exchange Commission (the “Commission”) on September 10, 2020 (Registration No. 333-248711), as thereafter amended from time to time (the “Registration Statement”), and the description of the ARKO Corp. Series A convertible preferred stock, $0.0001 par value per share, set forth under the caption “Series A Convertible Preferred Stock” in the prospectus supplement filed on November 19, 2020, to which this Form 8-A relates, are hereby incorporated by reference. In addition, the above-referenced descriptions included in any proxy statement/prospectus and prospectus supplement relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed herewith or incorporated by reference, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 22, 2020

ARKO Corp.

By:	/s/ Arie Kotler
	Name:	Arie Kotler
	Title:	Chief Executive Officer